SETTLEMENT AGREEMENT

          THIS AGREEMENT is made as of this 7th day of March, 1996, by and among Fleet Capital Corporation
(formerly known as Shawmut Capital Corporation) ("Fleet"),
Creative Technologies Corp. a New York corporation,
("Creative"), and David Guttmann ("Guttmann").

          WHEREAS, Creative is indebted to Fleet pursuant to that certain Loan and Security Agreement dated April 19, 1995 by and between Fleet and Creative, as may have been amended from time to time (the "Loan Agreement"). Capitalized terms used as defined terms but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

          WHEREAS, as of February 29th, 1996, the amount of Creative's Obligations presently due to Fleet under the Loan
Documents is approximately $2,736,143.95, and whereas interest, costs and expenses, including attorneys' fees, continue to accrue pursuant to the Loan Documents.

          WHEREAS, repayment of the Obligations is secured by properly perfected security interests in, among other things, the Collateral;

          WHEREAS, Creative is in default of its obligations to Fleet under the Loan Documents, and the Obligations are due and payable;

          WHEREAS, repayment of the Obligations to Fleet is guaranteed by Guttmann pursuant to a certain Guaranty dated
April 12, 1995 (the "Guaranty");

          WHEREAS, Creative has agreed that it is in material default under the Loan Documents and Creative has requested, therefore, that Fleet consent to the terms of this Agreement.

          WHEREAS, the parties hereto desire to resolve certain claims, issues and potential disputes among them relating to the matters described above pursuant to the terms of this Agreement set forth below.

          NOW, THEREFORE, in consideration of the recitals, representations, releases and undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereto acknowledged by all parties, the parties hereto hereby agree as follows:

          1.   Incorporation of Recitals.  The above
recitals are true, accurate and a material part of this Agreement, and are hereby incorporated in Agreement by this reference.

          2. Monetary Obligations of Creative. Creative hereby agrees to pay Fleet, in immediately available good funds, the following amounts at the following times: (a) $1,500,000 on or before March 15, 1996, or, alternatively, $1,600,000 on or before March 31, 1996 (the "Principal Reduction"); provided, however, that the amounts payable by Creative pursuant to this clause (a) shall be reduced by cash proceeds of Collateral received by Fleet during the period commencing February 7, 1996 and ending on the date of the payment of the Principal Reduction and (b) $200,000 on or before the date two years after the date of payment of the Principal Reduction made pursuant to paragraph (a) above (the "Deferred Portion"). No interest shall accrue on the Deferred Portion so long as no Creative Event of Default (as defined below) has occurred and is continuing and shall thereafter accrue at the rate of five percent (5%) per annum plus the Base Rate. Upon and after a Creative Event of Default all interest shall be payable upon demand.

          3. Monetary Obligations of Guttmann. Guttmann hereby agrees to pay Fleet, in immediately available good funds, an amount equal to $333,333.00 (the "Guttmann Portion"), payable as follows: the sum of $5,000.00 on March 5, 1996, and on the first day of each month thereafter until the Guttmann Portion is paid in full, the last installment being in the amount of the entire unpaid balance of the Guttmann Portion (plus accrued interest) in full and final settlement of Guttmann's obligations to Fleet under the Guaranty. Interest at the Base Rate shall accrue on the Guttmann Portion from the date hereof, on the balance of principal thereof remaining from time to time unpaid. Upon and after a Guttmann Event of Default, interest shall accrue on the unpaid principal balance of the Guttmann Portion at a rate of five percent (5%) per annum plus the Base Rate. All payments made by Guttmann to Fleet pursuant to this Paragraph 3 shall be applied first to accrued and unpaid interest and then to principal. Guttmann's obligations described in this Paragraph 3 shall be further evidenced by a Promissory Note made by Guttmann in favor of Fleet, in the form attached hereto as Exhibit A.

          4.   Prepayment of Creative and Guttmann
Obligations. Principal payments of the Deferred Portion and the Guttmann Portion may be prepaid, without penalty, in minimum increments of $500.00. Any such payments received by Fleet shall be applied first to accrued and unpaid fees, costs, expenses and interest and then to principal.

          5. Fleet's Rights Upon Default. If (a) Creative fails to make any of the payments as and when required pursuant to Paragraph 2 above, (b) Creative fails to perform any of its other obligations hereunder or (c) a voluntary or involuntary bankruptcy petition is filed by or against Creative (and in the case of an involuntary petition, such petition is not dismissed within forty five (45) days after the date of its filing) (each, a "Creative Event of Default"), then Creative shall be in default hereunder and the remaining portion of the Deferred Portion obligation of Creative hereunder shall be immediately due and payable. If
(x) Guttmann fails to make any of the payments as and when required pursuant to Paragraph 3 above with respect to the Guttmann Portion and such failure is not cured within five days after receipt of facsimile or other notice thereof from Fleet, (y) Guttmann fails to perform any of his other obligations hereunder or (z) a voluntary or involuntary bankruptcy petition is filed by or against Guttmann (and in the case of an involuntary petition, such petition is not dismissed within forty-five (45) days after the date of its filing) (each, a "Guttmann Event of Default"), then Guttmann shall be in default hereunder and the remaining portion of the Guttmann Portion obligation of Guttmann hereunder shall be immediately due and payable.

          6.   Creative's Rights Upon Full and Final
Payment. Upon the full and "final" payment to Fleet of the Principal Reduction, Fleet agrees to waive the unpaid balance of the Obligations. Upon actual receipt of the amounts owing with respect to the Principal Reduction Fleet shall release any and all Collateral securing the Obligations. Such release shall in no way affect Creative's obligation to pay the Deferred Portion as specified herein. For purposes of this Paragraph 6, "final" payment shall mean payment to Fleet at such time: (i) ninety-one days has passed following the last date on which the actual Principal Reduction payments have been received by Fleet, and, on the ninety-first day, neither Guttmann nor Creative has either commenced a bankruptcy case or had a bankruptcy case commenced against him or it by his or its creditors or (ii) if a bankruptcy case is commenced by or against either of Guttmann or Creative within such ninety-one day period referenced to in clause (i) above, (1) Fleet has not been required under the provision of any applicable law, including without limitation any bankruptcy law, to disgorge all or any portion of the payments with regard to the Principal Reduction or to any bankruptcy trustee of their respective bankruptcy estates, and (2) neither Guttmann nor Creative or any trustee of their respective bankruptcy estates or any creditor of Guttmann and Creative can legally assert any action against Fleet under applicable law, including without limitation any bankruptcy law, seeking the recovery from Fleet of all or any portion of the payments with regard to the Principal Reduction. Upon receipt by Fleet of actual payment of the Principal Reduction, Fleet agrees to deliver to Creative (a) UCC termination statements relating to the Collateral and (b) letters addressed to Litle & Co. and to Harris Bank authorizing them to remit receipts as per Creative's direction.

          7. Creative's Reaffirmations and Release of Fleet. Creative hereby reaffirms, ratifies and confirms the Loan Documents in all respects and, until full and "final" payment to Fleet as referred to in Paragraph 6, above, agrees that its liabilities thereunder will continue to apply with respect to the Obligations, subject to being reduced or waived pursuant to Paragraph 6, above. Such release shall in no way affect Creative's obligations to pay the Deferred Portion as specified herein. Creative hereby fully and forever waives, releases, withdraws and discharges any and all defenses, rights of set-off or counterclaims that it may now or hereafter have under, or relating to, the Loan Documents and the Obligations. Creative hereby remises, releases and forever discharges Fleet and its affiliates, directors, officers, employees, agents, representatives, successors and assigns from liability for any and all claims, controversies, actions, causes of actions, demands, debts, contracts, agreements, promises, representations, torts, damages, costs, attorneys' fees, judgments or other liabilities or obligations of any nature whatsoever in law or in equity, arising out of any agreement or imposed by law or otherwise, from the beginning of time to the date on which this Agreement is signed, whether or not now, heretofore, or hereafter known or unknown, anticipated or unanticipated, suspected or claimed, fixed or contingent, whether yet accrued or not, and whether damage has yet resulted from such or not, including but not limited to any claims based on, arising out of, or relating in any manner to, the Loan Documents, the Obligations or Fleet's administration thereof.

          8. Guttmann's Reaffirmations and Releases of Fleet. Guttmann hereby reaffirms, ratifies and confirms the Loan Documents and the Guaranty in all respects and agrees that his liabilities under the Guaranty will continue to apply with respect to the Obligations until full and "final" payment to Fleet as referred to in Paragraphs 3 and 6, above. Such release shall in no way affect Guttmann's obligation to pay Guttmann's Portion as specified herein. Guttmann hereby fully and forever waives, releases, withdraws and discharges any and all defenses, rights of set-off, or counterclaims that he may now or hereafter have under, or relating to, the Guaranty, the Loan Documents and the Obligations. Guttmann hereby remises, releases and forever discharges Fleet and its affiliates, directors, officers, employees, agents, representatives, successors and assigns from liability for any and all claims, controversies, actions, causes of actions, demands, debts, contracts, agreements, promises, representations, torts, damages, costs, attorneys' fees, judgments or other liabilities or obligations of any nature whatsoever in law or in equity, arising out of any agreement or imposed by law or otherwise, from the beginning of time to the date on which this Agreement is signed, whether or not now, heretofore, or hereafter known or unknown, anticipated or unanticipated, suspected or claimed, fixed or contingent, whether yet accrued or not, and whether damage has yet resulted from such or not, including but not limited to any claims based on, arising out of, or relating in any manner to, the Loan Documents, the Obligations, the Guaranty or Fleet's administration thereof.

          9. Representations and Warranties of Guttmann and Creative. Guttmann and Creative warrant and represent to Fleet that they have neither made, nor suffered to be made, nor will make, any assignment or transfer of any claims, controversies, actions, causes of action, demands, debts, contracts, agreements, promises, representations, torts, damages, costs, attorneys' fees, judgments or other liabilities or obligations covered by the respective releases given by them pursuant to this Agreement and that each party is the sole and absolute legal and equitable owner of all thereof.

          10. Access to Books and Records. Creative and Guttmann shall maintain and preserve in good order and condition all of Creative's books and records until such time as the obligations under this Settlement Agreement has been paid in full and shall promptly, upon Fleet's reasonable request, turn over all such books and records to Fleet or make such books and records available to Fleet or Fleet's agents for duplication.

          11. Additional Covenants of Guttmann. Guttmann shall pay or cause to be paid all operating deficits of Creative occurring during the period commencing on the date hereof and ending on the date of the payment of the Principal
Reduction.

          12. Additional Covenants of Creative. Until full and final payment to Fleet as referred to in Paragraph 6 above, Creative shall comply with all financial and other reporting requirements provided in the Loan Agreement, including without limitation the requirements set forth in Section
8.1.3 of the Loan Agreement, provided; however, that unless Creative is notified in writing by Fleet to the contrary, from and after actual payment of the Principal Reduction, the only reporting requirements that Creative must comply with are those set forth in Section 8.1.3(iii) of the Loan Agreement.

          13. Integration and Amendment. This Agreement constitutes the sole, complete and entire agreement and understanding of the parties hereto concerning the subject matter hereof, and this Agreement may neither be altered, modified, or changed in any manner, nor may any of the provisions herein be waived, except by a writing duly executed by the authorized representatives of the parties hereto. No statements, promises or representations have been made by any party to any other party, and no consideration has been or is offered, promised, expected or held out, other than as stated in this Agreement. No party is relying on any representations other than those expressly set forth in this Agreement, and no conditions precedent to the effectiveness of this Agreement exist, other than as expressly provided herein. All prior discussions and communications have been and are merged and integrated into and superseded by the terms and provisions of this Agreement.

          14.  Binding Effect.  All of the terms and
provisions
contained in this Agreement shall be binding upon and inure to the benefit of each of the parties hereto, their respective legal representatives, heirs predecessors, successors, heirs and assigns; provided, however, that this Agreement shall not be binding upon Fleet, at its option, until executed and delivered by Creative and Guttmann.

          15.  Construction.  This Agreement shall be
construed
without reference to any canon or rule requiring construction against the party causing this Agreement to be drafted. This Agreement is an Other Agreement.

          16. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same document.

          17.  Governing Law.  This Agreement shall be
governed by,
and construed in accordance with, the internal laws of the State of Illinois, without giving effect to conflicts of law principles.

          18. Mutual Representations and Warranties. Each individual signing this Agreement represents and warrants that such individual has the authority and legal ability to execute and consent to this Agreement on behalf of the party for whom he or she signs.

          19.  Descriptive Headings.  The description
headings of this Agreement are inserted for convenience only and are not intended to indicate all of the matter following them. Accordingly, they shall not control, limit or otherwise affect the meaning or construction of any of the provisions hereof.

          20. Notices. All notices under this Agreement shall be in writing and delivered in accordance with Section
11.8 of the Loan Agreement.

          21.  No Novation.  Nothing in this Agreement
constitutes or shall be construed as a novation or other compromise of the Obligations and the Obligations shall remain unaffected and unaltered, except as expressly provided in this Settlement Agreement.

          22. Severability. The invalidity, illegality, or unenforceability of any provision of this Agreement shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid, illegal or unenforceable and the rights and obligations of the parties shall be construed and enforced only to the such extent as shall be permitted by applicable law.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

                         FLEET CAPITAL CORPORATION
                         (formerly known as Shawmut Capital
Corporation)
                         By
                         Its
                         CREATIVE TECHNOLOGIES CORP.
                         By
                         Its
                         David Guttmann, guarantor